Exhibit 99.2

Three Lions Acquisition Corp. Announces Pricing of $100 Million Initial Public Offering

August 31, 2026 (GLOBE NEWSWIRE) — Three Lions Acquisition Corp. (the “Company”) announced today the pricing of its initial public offering of 10,000,000 units, at a price of $10.00 per unit. The units are expected to commence trading on September 1, 2026 on the Nasdaq Global Market (“Nasdaq”) under the symbol “TLACU.”

The Company is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. The Company expects to concentrate its efforts on target businesses in the sports, hospitality and leisure, and real estate sectors.

Each unit sold in the offering consists of one ordinary share and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “TLAC” and “TLACW,” respectively.

EarlyBirdCapital, Inc. is serving as the sole book-running manager of the offering. EarlyBirdCapital has been granted a 45-day option to purchase up to an additional 1,500,000 units at the initial public offering price to cover over-allotments, if any.

The offering is expected to close on or about September 2, 2026, subject to customary closing conditions.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission on August 31, 2026. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting EarlyBirdCapital, Inc. at 366 Madison Avenue, 8th Floor, New York, New York 10017, Attention: Syndicate Department, by telephone at 212-661-0200.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Three Lions Acquisition Corp.

Three Lions Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, or reorganization or engaging in any other similar business combination with one or more businesses or entities. The Company may pursue an initial business combination with a target in any business, industry or geography, but expects to concentrate its efforts on opportunities in the sports, hospitality and leisure, and real estate sectors.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the registration statement and prospectus for the Company’s initial public offering. Copies of these documents can be accessed through the SEC’s website at www.sec.gov. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated in the offering prospectus. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Media Contact:

Three Lions Acquisition Corp.

Harry Brandler, CFO

888 Prospect Street

La Jolla, CA 92037

Tel: 917-822-8328